Exhibit 99.1

FENNEC PHARMACEUTICALS CLOSES FIRST $5 MILLION INVESTMENT

FROM PETRICHOR

~ Under the Terms of the Investment Agreement, $5 Million to be Funded on initial closing and $20 Million to be Funded Upon Potential FDA Approval of PEDMARKTM ~

~ Fennec Has the Potential to Access an Additional $20 Million Prior to December 31, 2023 ~

Research Triangle Park, NC, August 22, 2022 – Fennec Pharmaceuticals Inc. (NASDAQ:FENC; TSX: FRX), a specialty pharmaceutical company, today announced it has completed the first closing of US$5 million of senior secured promissory notes under our previously announced investment agreement with Petrichor Healthcare Capital Management . Under the terms of the investment agreement, an additional $20 million is to be funded upon the potential U.S. Food and Drug Administration (FDA) approval of PEDMARKTM by September 30, 2022 and satisfaction of other closing conditions. Further, Fennec upon mutual agreement with Petrichor may draw up to $20 million of additional financing under the investment agreement.

In connection with the first closing, the Company repaid in full its secured indebtedness with Bridge Bank.

Further information surrounding the investment agreement will be set forth in the Current Report on Form 8-K to be filed by the Company with the SEC on or about August 22, 2022. The offer and sale of the notes and the shares of common stock issuable upon conversion of the notes, if any, have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction, and the notes and such shares may not be offered or sold absent registration with the U.S. Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration requirements, or in a transaction not subject to, such registration requirements.  We are relying upon the exemption set forth in Section 602.1 of the TSX Company Manual, which provides that the TSX will not apply its standards to certain transactions involving eligible interlisted issuers on a recognized exchange, such as Nasdaq.

No regulatory authority has either approved or disapproved the contents of this press release.  This press release is neither an offer to sell nor a solicitation of an offer to buy the notes or the shares of common stock issuable upon conversion of the notes, if any, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About PEDMARK™

Cisplatin and other platinum compounds are essential chemotherapeutic agents for many pediatric malignancies.  Unfortunately, platinum-based therapies cause ototoxicity, or hearing loss, which is permanent, irreversible and particularly harmful to the survivors of pediatric cancer.

In the U.S. and Europe, it is estimated that, annually, over 10,000 children may receive platinum-based chemotherapy.  The incidence of ototoxicity depends upon the dose and duration of chemotherapy, and many of these children require lifelong hearing aids. There is currently no established preventive agent for this hearing loss and only expensive, technically difficult and sub-optimal cochlear (inner ear) implants have been shown to provide some benefit. Infants and young children that suffer ototoxicity at critical stages of development lack speech language development and literacy, and older children and adolescents lack social-emotional development and educational achievement.

PEDMARK has been studied by cooperative groups in two Phase 3 clinical studies of survival and reduction of ototoxicity, The Clinical Oncology Group Protocol ACCL0431 and SIOPEL 6. Both studies have been completed. The COG ACCL0431 protocol enrolled childhood cancers typically treated with intensive cisplatin therapy for localized and disseminated disease, including newly diagnosed hepatoblastoma, germ cell tumor, osteosarcoma, neuroblastoma, and medulloblastoma.  SIOPEL 6 enrolled only hepatoblastoma patients with localized tumors.

The U.S. Food and Drug Administration (FDA) has accepted for filing the Company’s resubmitted New Drug Application (NDA) for PEDMARKTM (a unique formulation of sodium thiosulfate (STS)) for the prevention of platinum-induced ototoxicity in pediatric patients with localized, non-metastatic, solid tumors.  The PDUFA target action date for the NDA is September 23, 2022. The Marketing Authorization Application (MAA) for sodium thiosulfate (tradename PEDMARQSI) is currently under evaluation by the European Medicines Agency (EMA).  PEDMARK has received Breakthrough Therapy and Fast Track Designation by the FDA in March 2018.

About Fennec Pharmaceuticals

Fennec Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the development of PEDMARK™ for the prevention of platinum-induced ototoxicity in pediatric patients.   Further, PEDMARK has received Orphan Drug Designation in the U.S. for this potential use. Fennec has a license agreement with Oregon Health and Science University (OHSU) for exclusive worldwide license rights to intellectual property directed to sodium thiosulfate and its use for chemoprotection, including the prevention of ototoxicity induced by platinum chemotherapy, in humans.  For more information, please visit www.fennecpharma.com

About Petrichor Healthcare Capital Management

Petrichor Healthcare Capital Management partners with world-class healthcare managers and businesses to provide customized investment structures and support. The Petrichor has completed over 90 investments representing more than $5 billion in invested capital and has held over 30 board seats. Petrichor maintains a deep in-house understanding of healthcare products and services, including scientific, technical, and commercial expertise. This healthcare expertise, together with a breadth of experience investing across sectors, geographies, and capital structures, provides a unique combination to help build successful companies.

For more information on Petrichor, please see www.petrichorcap.com or contact the firm at info@petrichorcap.com.

Forward Looking Statements

Except for historical information described in this press release, all other statements are forward-looking. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include the Company’s expectations regarding its interactions and communications with the FDA, including the Company’s expectations and goals respecting the NDA resubmission for PEDMARK™ and the closing of any additional tranche of the financing with Petrichor after the date of this press release. Obtaining Fast Track Designation and Breakthrough Therapy Designation by the FDA is no guarantee that the FDA will approve the NDA resubmission of PEDMARK.  If the FDA does not approve the NDA resubmission of PEDMARK, we will not have access to the Petrichor financing.  Forward-looking statements are subject to certain risks and uncertainties inherent in the Company’s business that could cause actual results to vary, including the risk that unforeseen factors may result in delays in or failure to obtain FDA approval of PEDMARK, the risks and uncertainties relating to the Company’s reliance on third party manufacturing, the risks that the Company’s NDA resubmission does not adequately address the concerns identified in the CRL previously provided by the FDA, the risk that the NDA resubmission to the FDA will not be satisfactory, that regulatory and guideline developments may change, scientific data and/or manufacturing capabilities may not be sufficient to meet regulatory standards or receipt of required regulatory clearances or approvals, clinical results may not be replicated in actual patient settings, unforeseen global instability, including political instability, or instability from an outbreak of pandemic or contagious disease, such as the novel coronavirus (COVID-19), or surrounding the duration and severity of an outbreak, protection offered by the Company’s patents and patent applications may be challenged, invalidated or circumvented by its competitors, the available market for the Company’s products will not be as large as expected, the Company’s products will not be able to penetrate one or more targeted markets, revenues will not be sufficient to fund further development and clinical studies, the Company may not meet its future capital requirements in different countries and municipalities, and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2021.  Fennec disclaims any obligation to update these forward-looking statements except as required by law.

For a more detailed discussion of related risk factors, please refer to our public filings available at www.sec.gov and www.sedar.com.

For further information, please contact:

Investors:

Robert Andrade

Chief Financial Officer

Fennec Pharmaceuticals Inc.

(919) 246-5299

Media:

Elixir Health Public Relations

Lindsay Rocco

(862) 596-1304

lrocco@elixirhealthpr.com